UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2010

BIOHEART, INC.

(Exact name of registrant as specified in its charter)
Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 1, 2010, Bioheart, Inc. (the “Company”) received written notice of approval of a grant under the qualifying therapeutic discovery project under section 48D of the Internal Revenue code. A copy of the notice from the Internal Revenue Service is filed herewith.

Item 8.01 Other Events.

On October 26, 2010, Bioheart, Inc. (the “Company”) received a written notice of termination of Customer Agreement and Distribution Agreement, dated as of March 15, 2007 and December 12, 2006 respectively (as amended from time to time, the “TGI Agreements”), between Tissue Genesis Incorporated and the Company. The notice states that it is being given as a result of breach of the payment obligations under the agreement. A copy of the notice from Tissue Genesis is filed herewith.

Item 9.01 Exhibits.

Exhibit Number	Description

8.1	Notice of grant approval, from Internal Revenue Service to the Company, dated October 29, 2010, filed herewith.

8.2	Notice of Event of termination of agreement, from Tissue Genesis Incorporated to the Company, dated October 26, 2010, filed herewith.

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010

BIOHEART, INC.

By:	/s/ Mike Tomas

Mike Tomas
President & Chief Executive
Officer